UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2022, Edible Garden AG Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 2,930,000 units (the “Units”) consisting of one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $5.00 per share of Common Stock. The public offering price was $5.00 per Unit and the underwriters agreed to purchase 2,930,000 Units at an 7.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to an additional 439,500 Shares and/or Warrants to purchase up to an additional 439,500 shares of Common Stock to cover over-allotments, if any. The gross proceeds from the Offering are approximately $14.7 million, or approximately $16.8 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. The Offering closed on May 9, 2022. On May 5, 2022, the Representative partially exercised its over-allotment option to purchase 439,500 Warrants for gross proceeds of approximately $4,000.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 117,200 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $6.25 per share, are initially exercisable 180 days after the effective date of the Offering and have a term of five years from their initial exercise date. Pursuant to the customary FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

The Shares and Warrants were issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-260655), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 1, 2021, as amended, which was declared effective on May 4, 2022. A final prospectus relating to the Offering was filed with the Commission on May 6, 2022.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions described in the registration statement, the Company, each director and executive officer of the Company and each of its 1% or greater shareholders have agreed, for a period of 180 days after the closing of the Offering, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of the Company’s Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

Pursuant to the Underwriting Agreement, for a period of 24 months after the closing of the Offering, the Representative will have a right of first refusal to act as sole manager and book-runner and/or sole placement agent for any and all future public and private equity, convertible or debt offerings of the Company’s securities, or as exclusive financial advisor for any strategic transaction, including a merger, acquisition, joint venture, minority investment or asset sale.

The Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (“AST”) as of May 9, 2022 pursuant to which AST agrees to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, each incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Contemporaneous with the effectiveness of the registration statement for the Offering referenced in Item 1.01 above, on May 4, 2022, the Company’s Board of Directors appointed Mathew McConnell, Tracy Nazzaro and Ryan Rogers as members of the Board of Directors (the “independent directors”). Each of the independent directors have been appointed to the audit, compensation, and nominating and governance committees of the Board of Directors.

Pursuant to letter agreements between the Company and the independent directors, the Company intends to pay the independent directors $150,000 per year, comprised of $75,000 in cash compensation and $75,000 in restricted stock to be granted under the Company’s 2022 equity incentive plan.

There are no arrangements or understandings between any of the independent directors and any other person pursuant to which the independent directors were appointed as directors. The independent directors have not been and are not proposed to be party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K. The independent directors do not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer.

Item 8.01 Other Events.

On May 5, 2022, in connection with the Offering described in Item 1.01, the Company’s Common Stock and the Warrants began trading on The Nasdaq Capital Market (“Nasdaq”) under the trading symbols “EDBL” and “EDBLW,” respectively.

The Company issued a press release on May 5, 2022 announcing the pricing of the Offering and the Nasdaq listing. The Company issued a press release on May 9, 2022 announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated May 5, 2022 between the Company and Maxim Group LLC, as representative of the underwriters
4.1	Form of Representative’s Warrant
4.2	Warrant Agency Agreement dated as of May 9, 2022 between the Company and American Stock Transfer & Trust Company, LLC
99.1	Pricing press release dated May 5, 2022
99.2	Closing press release dated May 9, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: May 10, 2022	/s/ Michael James
Name: Michael James
Title: Chief Financial Officer

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